UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date Of Report (Date Of Earliest Event Reported): May 9, 2012

AutoNation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 SW 1st Ave
Fort Lauderdale, Florida 33301
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code (954) 769-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously announced, on February 1, 2012, the Board of Directors (the “Board”) of AutoNation, Inc. (the “Company”) adopted, subject to stockholder approval, a new incentive bonus plan for senior officers, titled the AutoNation, Inc. Senior Executive Incentive Bonus Plan (the “Incentive Plan”). At the Company’s 2012 Annual Meeting of Stockholders (the “Annual Meeting”) held on May 9, 2012, the Company’s stockholders approved the Incentive Plan. The Incentive Plan, which is substantially identical to and is intended to replace the AutoNation, Inc. Senior Executive Incentive Bonus Plan approved by the Board and the Company’s stockholders in 2007, is designed to create a direct link between pay and performance for the Company’s executive officers and to ensure that annual cash performance bonuses payable to executive officers of the Company are tax deductible by the Company pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. The Incentive Plan is administered by the Executive Compensation Subcommittee of the Compensation Committee of the Board.
The Incentive Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Company’s Annual Meeting was held on May 9, 2012. At the Annual Meeting, the stockholders voted on the following six proposals and cast their votes as set forth below.
Proposal 1
The ten director nominees named in the Company’s proxy statement were elected, each for a term expiring at the next Annual Meeting of Stockholders or until their successors are duly elected and qualified, based upon the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes
Mike Jackson	111,717,580	613,187	95,799	5,628,648
Robert J. Brown	112,153,401	204,949	68,216	5,628,648
Rick L. Burdick	111,433,380	877,662	115,524	5,628,648
William C. Crowley	104,245,407	8,061,996	119,163	5,628,648
David B. Edelson	112,159,863	147,367	119,336	5,628,648
Robert R. Grusky	104,182,941	8,135,877	107,748	5,628,648
Michael Larson	111,700,444	612,658	113,464	5,628,648
Michael E. Maroone	111,908,294	435,923	82,349	5,628,648
Carlos A. Migoya	111,946,469	372,420	107,677	5,628,648
Alison H. Rosenthal	112,143,134	130,087	153,345	5,628,648
Proposal 2
The proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2012 was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
117,588,443	333,182	133,589	N/A
Proposal 3

The proposal to approve the AutoNation, Inc. Senior Executive Incentive Bonus Plan was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
111,462,102	769,488	194,976	5,628,648

Proposal 4
The stockholder proposal regarding an independent board chairman was not approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
17,826,886	94,510,546	89,134	5,628,648
Proposal 5
The stockholder proposal regarding cumulative voting was not approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
16,932,764	95,388,224	105,578	5,628,648
Proposal 6
The stockholder proposal regarding political contributions was not approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
12,491,685	97,440,071	2,494,810	5,628,648
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

10.1
AutoNation, Inc. Senior Executive Incentive Bonus Plan, approved by the Company’s Board of Directors on February 1, 2012 and by the Company’s stockholders on May 9, 2012 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 2, 2012).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

Date:	May 11, 2012	By:	/s/ Jonathan P. Ferrando
Jonathan P. Ferrando
Executive Vice President, General Counsel and Secretary